                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT



                                                                     STATE
                                                                      OF
                   COMPANY                                       INCORPORATION
                   -------                                       -------------
      PMC Commercial Receivable Limited Partnership                 Delaware
      PMC Commercial Corp.                                          Delaware
      PMC Commercial Trust, Ltd.  1998-1                            Delaware
      PMCT Corp. 1998-1                                             Delaware
      PMCT Sycamore, L.P.                                           Delaware
      PMCT AH Sycamore, Inc.                                        Delaware
      PMCT Macomb, L.P.                                             Delaware
      PMCT AH Macomb, Inc.                                          Delaware
      PMCT Marysville, L.P.                                         Delaware
      PMCT AH, Inc..                                                Delaware
      PMCT Plainfield, L.P.                                         Delaware
      PMC Joint Venture, L.P. 2000                                  Delaware
      PMC Joint Venture LLC 2000                                    Delaware
      PMC Joint Venture, L.P. 2001                                  Delaware
      PMC Joint Venture LLC 2001                                    Delaware